UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

8.01    Other Events.

In 2013, SCANA Corporation (SCANA) adopted (i) Accounting Standards Update (ASU) No. 2011-11, Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities, which enhances disclosures by requiring an entity to disclose information about netting arrangements, including rights of offset, to enable users of its financial statements to understand the effect of those arrangements on its financial position and (ii) ASU No. 2013-01, Balance Sheet (Topic 210) – Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies the scope of those disclosures.   These ASUs are effective for annual and interim reporting periods beginning on or after January 1, 2013 and are to be applied retrospectively for all comparative periods presented.  The impact of retrospective application of these ASUs was immaterial to SCANA's historical consolidated financial statements.

The following tables present the unaudited retrospective application of ASU No. 2011-11 and ASU No. 2013-01 by providing reconciliation between the gross assets and liabilities reflected on our consolidated balance sheet and the potential effects of netting arrangements on the fair value of SCANA's derivative contracts at December 31, 2011:

				Gross Amounts Not
		Gross Amounts	Net Amounts	Offset in the Statement
		Offset in the	Presented in the	Of Financial Position
	Gross Amounts	Statement of	Statement of		Cash
	of Recognized	Financial	Financial	Financial	Collateral	Net
Millions of dollars	Assets	Position	Position	Instruments	Received	Amount
Interest rate	$2	-	$2	$(1)	-	$1
Commodity	1	$(1)	-	-	-	-
Energy management	27	(1)	26	-	-	26
Total	$30	$(2)	$28	$(1)	-	$27

Balance sheet location
	Prepayment and other		$18
	Other deferred debits and other assets		10
	Total		$28

				Gross Amounts Not
		Gross Amounts	Net Amounts	Offset in the Statement
		Offset in the	Presented in the	Of Financial Position
	Gross Amounts	Statement of	Statement of		Cash
	of Recognized	Financial	Financial	Financial	Collateral	Net
Millions of dollars	Liabilities	Position	Position	Instruments	Posted	Amount
Interest rate	$158	-	$158	$(1)	$(125)	$32
Commodity	14	$(1)	13	-	(2)	11
Energy management	25	-	25	-	(13)	12
Total	$197	$(1)	$196	$(1)	$(140)	$55

Balance sheet location
	Prepayment and other		$4
	Other current liabilities		77
	Other deferred credits and other liabilities		115
	Total		$196

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

October 2, 2013	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller

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